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                                                                   Exhibit 23.01

                   Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Company's previously filed Registration Statement on Form S-8 (File No. 33-87690).



                                            /s/ Arthur Andersen LLP

Boston, Massachusetts
May 16, 1997